ESCROW AGREEMENT



ESCROW AGREEMENT made as of July 3 , 1996 by and between PICK COMMUNICATIONS CORP. ("PICK"),Wayne Interchange Plaza II, 155 Route 46 West, Third Floor, Wayne, NJ 07470; THE PHONE STORE, INC. ("PHONE STORE"), 1415A S.W. 107th Avenue, Miami, Florida 33174; and MATTHEW HAMILTON RICHARDSON, ESQ., P.O. Box 6173, Fort Lauderdale, Florida 33310, as Escrow Agent.


WITNESSETH:


WHEREAS, PICK will purchase U.S. Treasury instruments in the gross amount of $425,000 in PICK's account in Merrill Lynch in White Plains, New York, as security for PHONE STORE pursuant to a separate agreement dated July 3 , 1996 between PICK and PHONE STORE; and

WHEREAS, both PICK and PHONE STORE desire to have MATTHEW HAMILTON RICHARDSON, ESQ. act as the Escrow Agent for said security;

NOW, THEREFORE, the parties hereto agree as follows:

     1. PICK shall have $425,000 gross amount of U.S. Treasury instruments purchased in its account at Merrill Lynch in White Plains, New York, with maturity dates as set forth in Exhibit A attached hereto and hereby made a part of this Agreement. PICK will forward the list of said U. S. Treasury instruments by description and security number to PHONE STORE c/o MATTHEW HAMILTON RICHARDSON, ESQ. at the above address and by facsimile to him at (954) 925-4486 as PICK purchases same.

     2. MATTHEW HAMILTON RICHARDSON, ESQ. will thereupon notify PICK of his Trust Account information at Prudential Securities in Hollywood, Florida and PICK will have the U.S. Treasury instruments transferred from its Merrill Lynch account into the Prudential Securities Trust Account of MATTHEW HAMILTON RICHARDSON, ESQ.


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     3.  MATTHEW  HAMILTON  RICHARDSON,  ESQ.  agrees to act as Escrow Agent for
PHONE STORE and PICK and to hold the U.S. Treasury instruments in escrow in his Prudential Securities Trust Account and release the monies to PHONE STORE as each instrument matures. Notwithstanding the foregoing, PHONE STORE agrees and MATTHEW HAMILTON RICHARDSON, ESQ. agrees to release the remainder of any U.S. Treasury instruments being held by him as Escrow Agent to PICK pursuant to a valid judgment being obtained against PHONE STORE by PICK for breach of the July 3, 1996 agreement between PICK or PHONE STORE or the discontinuing of business by PHONE STORE, at any time during the period of this Escrow Agreement, through insolvency, dissolution proceedings, bankruptcy, receivership or the like commercial conditions. It is understood that the amount of the U.S. Treasury instruments shall not exceed the aforesaid judgment amount or the instruments remaining on the effective date PHONE STORE discontinues business as set forth in this paragraph and PICK will notify MATTHEW HAMILTON RICHARDSON, ESQ., by certified mail of same in either event.

     4. The duties and obligations of the Escrow Agent, MATTHEW HAMILTON RICHARDSON, ESQ., shall be limited to and determined solely by the express provisions of this Escrow Agreement.

     5. The Escrow Agent, MATTHEW HAMILTON RICHARDSON, ESQ., hereby waives any fee or other remuneration from PICK for his services hereunder.

     6. The Escrow Agent, MATTHEW HAMILTON RICHARDSON, ESQ., shall not be liable for any act or omission hereunder while acting in good faith, unless caused by or arising from his own gross negligence or willful misconduct. Accordingly, PICK and PHONE STORE agree to indemnify and hold the Escrow Agent harmless from and against any liabilities, causes of action, claims, damages, costs and expenses that may arise out of this good faith acceptance of or performance of his duties and obligations under this Escrow Agreement, including, but not limited to, fees for brokerage.

IN WITNESS WHEREOF, the parties have set their hands the day and year first written above.

THE PHONE STORE, INC.

By:   /s/ Andy Martinez
         Andy Martinez, President

PICK COMMUNICATIONS CORP.                    MATTHEW HAMILTON RICHARDSON, ESQ

By:   /s/ Diego Leiva
         Diego Leiva, President


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EXHIBIT A





         AMOUNT                 DATE                          INSTRUMENT


         $25,000                October 3, 1996               U.S. Treasury Bill


         $50,000                February 15, 1997

         $50,000                August 15, 1997

         $50,000                February 15, 1998             Zero Coupon U.S.
                                                              Treasury Bond
         $50,000                August 15, 1998               Instruments

         $50,000                February 15, 1999

         $50,000                August 15, 1999

         $50,000                February 15, 2000

         $50,000                August 15, 2000


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